UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 8, 2008

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.	Retirement of Director

Kenneth E. Olson retired from the Board of Directors of WD-40 Company on December 9, 2008.

B.	Change in Fiscal Year 2009 Bonus Program for CEO and CFO

On December 8, 2008, the Compensation Committee of the Board of Directors of WD-40 Company (the “Company”) approved a change in the Company’s Performance Incentive program applicable to the CEO, Garry O. Ridge, and the CFO, Jay Rembolt.

The Company’s Performance Incentive program is described in the Compensation, Discussion and Analysis section of the Company’s proxy statement for the annual meeting of stockholders on December 9, 2008 under the heading, “Performance Incentive Bonus”. For fiscal year 2008, computation of performance incentive bonus amounts for the CEO and the CFO were based on the relative achievement of a combination of performance measures against target levels for each specified measure. For the CEO and the CFO, the first level performance measure (representing 30% of the officer’s maximum annual bonus opportunity) was the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) computed for each the Company’s 3 reporting segments (“Segment EBITDA”), with 10% of bonus opportunity based on the relative earnings for each segment. The second level performance measure (representing 20% of the bonus opportunity) was the Company’s return on invested capital (“ROIC”) calculated as provided in the Company’s press release with respect to the announcement of its annual earnings, which, for fiscal year 2008, was filed on October 15, 2008 as exhibit 99.1 to its report on Form 8-K. The third level performance measure (representing the remaining 50% of the bonus opportunity) was the Company’s EBITDA computed on a consolidated basis (“Global EBITDA”).

The Compensation Committee approved a change in the bonus program for the CEO and CFO to base the computation of bonus payouts for fiscal year 2009 solely on relative achievement of Global EBITDA as against specified target levels. Under the revised program for the CEO and CFO, 50% of their maximum bonus opportunity will be based on the relative achievement of the Global EBITDA performance measure within a range of minimum and maximum target levels. The minimum and maximum target levels for Global EBITDA for fiscal year 2009 were established by the Compensation Committee at its October meeting for purposes of the Performance Incentive program as applied to the other executive officers. The remaining 50% of the maximum bonus opportunity for the CEO and CFO will be based on the relative achievement of the Global EBITDA performance measure within a range from the maximum target amount for the first level of bonus opportunity to an amount equal to 110% of such first level maximum target amount.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: December 12, 2008	/s/ JAY REMBOLT
Jay Rembolt
Vice President and Chief Financial Officer (Principal Financial Officer)